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                                                                    EXHIBIT 10.1


              AMENDMENT #2 TO THE SENSIENT TECHNOLOGIES CORPORATION
                      DIRECTORS' DEFERRED COMPENSATION PLAN


         WHEREAS, Sensient Technologies Corporation (the "Company") adopted the Directors' Deferred Compensation Plan (the "Plan") to assist the Company in attracting and retaining the service of directors upon whose judgment, interest and special effort the successful conduct of its operations largely depends; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan is amended in the manner set forth below:

         1. The phrase "Restated Plan" is deleted from the Plan wherever it appears, and replaced in each case by the word "Plan."

         2. Section 6 of the Plan is deleted in its entirety and replaced by the following paragraph:

                  6. Crediting Stock to Stock Subaccount. If, pursuant to an Initial Election or Subsequent Election, an Eligible Director makes a Plan Allocation into the Stock Subaccount, such Eligible Director's Stock Subaccount shall be credited with that number of shares (including any fractional share) of the Company's common stock, $.10 par value (including the associated Preferred Share Purchase Rights) ("Common Stock") which have a market value equal to the amount of the Deferral Portion allocated to his/her Stock Account. Shares shall be credited to a Stock Subaccount as of the last day of the fiscal quarter in which any Director Fees would have been payable (the "Credit Date"). For purposes of this section 6, the market value of a share of Common Stock shall equal the closing sale price of a share of Common Stock on the New York Stock Exchange on the Credit Date (or if no sale took place on such exchange on such date, the closing sale price on such exchange on the most recent preceding date on which a sale took place).



         This amendment #2 to the Plan is hereby adopted and shall become effective as of July 17, 2003.

                                        SENSIENT TECHNOLOGIES CORPORATION


                                        By:  /s/ Richard Carney
                                           ----------------------------
                                        Richard Carney,
                                        Vice President, Administration




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